MINORITY MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Minority Membership Interest Purchase Agreement (this "**Agreement**"), affective as of September 30, 2025, is entered into between RAEK Data, LLC, a Delaware limited liability company ("**Seller**"), and American Rebel Holdings, Inc., a Nevada corporation ("**Buyer**", together with Seller, each, a "**Party**", and together, the "**Parties**").

RECITALS

WHEREAS, Seller is a Delaware limited liability company with 2,647,876 issued and outstanding membership interests issued to those persons listed on Exhibit A hereto;

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller for shares of Buyer's Series D Convertible Preferred Stock (the "**Preferred Stock**"), additional newly issued membership interests in the Seller equal to a fully diluted ownership interest percentage of 3.0% (the "**Membership Interests**"), subject to the terms and conditions set forth herein; and

WHEREAS, such 3.0% ownership interest represents 79,436 newly issued membership units of RAEK Data, LLC (the "Units"), out of a total of 2,727,312 membership units outstanding on a post-investment basis;"

WHEREAS, each share of Preferred Stock has a stated value of $7.50 and is convertible into five (5) shares of common stock, $0.001 par value per share (the "**Common Stock**"), which equates to one dollar and fifty cents ($1.50) per share, and such conversion ratio shall not be subject to adjustment upon a reverse stock split of the Common Stock;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in ARTICLE II), Seller shall sell to Buyer, and Buyer shall purchase from Seller, 79,436 membership units (representing 3.0% of the fully diluted membership interests of Seller, and resulting in 2,727,312 membership units outstanding on a post-investment basis), free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an "**Encumbrance**"), for the consideration specified in Section 1.02.

Section 1.02 Purchase Price. Subject to adjustment as set forth in Section 1.03 below, the aggregate consideration for the Membership Interests shall be 200,000 shares of the Buyer's Series D Convertible Preferred Stock, $0.001 par value per share (the "**Preferred Stock**"). The Parties acknowledge and agree that as of Closing, the value of each share of Series D Convertible Preferred Stock is $7.50 per share, for total purchase price consideration of $1,500,000.00 (the "**Unadjusted Purchase Price**").

Section 1.03 Post-Closing Adjustment. The purchase price shall be adjusted as follows (collectively, the "**Final Purchase Price**"):

(a) The Unadjusted Purchase Price was calculated based upon the preliminary unaudited company financial results as of September 30, 2025 (the "**Draft Seller Financial Results**").

(b) When the Seller's financial results as of September 30, 2025 are finalized (the "**Final Seller Financial Results**"), the Parties will compare the Draft Seller Financial Results to the Final Seller Financial Results. In the event the Final Seller Financial Results show a higher net equity change than the Draft Seller Financial Results then, within five (5) days after Seller's audit is completed, Buyer shall deliver to Seller, additional shares Common Stock in value (as determined pursuant to Section 1.02) equal to the difference between the Seller's net equity in the Final Seller Financial Results and the Seller's net equity in the Draft Company Financial Results.

(c) If the Final Seller Financial Results show a lower net equity change than the Draft Seller Financial Results then, within five (5) days after Seller's audit is completed, Seller shall refund to Buyer, shares of Common Stock in value (as determined pursuant to Section 1.02) equal to the difference between the Seller's net equity in the Draft Seller Financial Results and the Seller's net equity in the Final Company Financial Results.

Notwithstanding anything in this Section 1.03 to the contrary, there shall be no downward adjustment to the Unadjusted Purchase Price for any liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, "**Liabilities**"), that were: (a) adequately reflected or reserved against in the unaudited balance sheet as of the balance sheet date; and (b) incurred in the ordinary course of business consistent with past practice since the balance sheet date and not, individually or in the aggregate, material in amount.

Section 1.04 No Working Capital Adjustment. Save and except for the transactions contemplated in Section 1.03, there shall be no further independent adjustment to the Unadjusted Purchase Price relating to the working capital of the Seller.

Section 1.05 Equity Ownership Blocker. The shares of Preferred Stock to be issued as consideration for the Purchase Price will be structured in such a manner that in no event shall the Seller be deemed to beneficially own (together with Seller's Affiliates) more than 4.99% of the Buyer's outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

Section 1.06 Option to Purchase Additional Interests. From the Closing Date through June 30, 2026, Buyer shall have the right, but not the obligation, to purchase from Seller, and Seller shall be obligated to sell to Buyer upon such exercise, additional membership interests in the Seller equal to a fully diluted ownership interest percentage of 2.0%. The purchase price for such additional membership interests shall be One Million Dollars ($1,000,000.00), payable at the election of Buyer in cash, shares of Preferred Stock, or shares of Common Stock, on terms no less favorable than those set forth in Section 1.02

Section 1.07 Adjustment for Down-Round Financing. In the event Seller completes any equity financing on or prior to June 30, 2026, at a pre-money valuation less than the valuation implied by the Unadjusted Purchase Price under this Agreement, then the ownership percentage of Buyer in Seller shall be adjusted upward, on a fully diluted basis, such that Buyer shall receive additional membership interests in Seller as necessary to preserve the economic value of Buyer's investment hereunder. The Parties agree to execute such further instruments and take such actions as may be reasonably necessary to give effect to the provisions of this Section 1.07.

Section 1.08 Permitted Additional Capital Contribution. Notwithstanding anything herein to the contrary, Seller shall be permitted to accept up to Three Hundred Fifty Thousand Dollars ($350,000) in additional capital contributions from a investor (the "Permitted Investor Option") at any time prior to December 31, 2025. In the event such capital contribution closes on or prior to December 31, 2025, the Parties agree that the number of Membership Interests issued to Buyer hereunder shall be adjusted on a fully diluted basis to restore Buyer's ownership percentage in Seller to three percent (3.0%) as of immediately following the consummation of such capital contribution. The Parties shall take all actions reasonably necessary to effectuate such adjustment, including amending the membership ledger of Seller.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the "**Closing**") shall take place remotely by electronic exchange of documents and signatures, on September 30, 2025 ("**Closing Date**"). The Closing shall be effective as of 5:01 p.m. local time in Nashville, Tennessee on the Closing Date.

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a) A certificate or other document memorializing the Membership Interests issued in the name of Buyer;

(b) A certificate of the secretary (or other officer) of Seller certifying (i) that attached thereto are true and complete copies of all resolutions of the manager(s) and the member(s) of Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the "**Transaction Documents**") to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the officers or representatives of Seller authorized to sign this Agreement and the other Transaction Documents to which it is a party; and (iii) that attached thereto are true and complete copies of the governing documents of the Seller, including any amendments or restatements thereof, and that such governing documents are in full force and effect;

(c) A certificate of good standing, dated within two (2) business days of the Closing Date, showing the Seller is in good standing in the State of Delaware;

(d) A certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986 (as amended, the "**Code**"); and

Section 2.03 Buyer's Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a) A certificate for 200,000 shares of Preferred Stock issued in the name of the Seller (the "**Closing Purchase Price**"), free and clear of all Encumbrances;

(b) A certificate of the chief executive officer of the Buyer certifying (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; and (ii) the names, titles, and signatures of the authorized representatives of Buyer authorized to sign this Agreement and the other Transaction Documents to which it is a party; and

(c) A joinder agreement admitting the Buyer as a member of the Seller pursuant to the operating agreement and other governing documents of the Seller as of the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, "Seller's knowledge," "knowledge of Seller," and any similar phrases shall mean the actual or constructive knowledge of any or officer of Seller, after due inquiry.

Section 3.01 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws (as defined in Section 3.05) of the state of Delaware. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 Capitalization.

(a) Except as disclosed in Section 3.02 of the Disclosure Schedules, Seller has issued and outstanding 2,647,876 membership interests. The membership interests constitute 100% of the total issued and outstanding membership interests in the Seller. The Membership Interests have been duly authorized and are validly issued, fully-paid, and non-assessable. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Membership Interests, free and clear of all Encumbrances, except as disclosed in Section 3.02 of the Disclosure Schedules.

(b) The Membership Interests were issued in compliance with applicable Laws. The Membership Interests were not issued in violation of the certificate of formation, company agreement, or other governing documents of the Seller (collectively, the "**Governing Documents**") or any other agreement, understanding, arrangement, or commitment to which Seller or Seller is a party and are not subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a "**Person**").

(c) Except as disclosed in Section 3.02 of the Disclosure Schedules, there are no outstanding or authorized options, warrants, convertible securities, or other rights, agreements, or commitments of any character relating to the membership interests in the Seller or obligating Seller to issue or sell any membership interests (including the Membership Interests), or any other interest, in the Seller. Other than the Governing Documents, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

Section 3.03 No Subsidiaries. The Seller does not have, or have the right to acquire, an ownership interest in any other Person.

Section 3.04 No Conflicts or Consents. Except as set forth in Section 3.04 of the Disclosure Schedules, the execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, company agreement, or other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, "**Law**") or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority ("**Governmental Order**") applicable to Seller; (c) require the consent, notice, or filing with or other action by any Person; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, "**Contracts**"), to which Seller is a party or by which Seller is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Seller.

Section 3.05 Financial Statements. Complete copies of Seller's unaudited financial statements consisting of the balance sheet of Seller as at December 31st in each of the years 2023, and 2024, and the nine months ended September 30, 2025, and the related statements of income and retained earnings, members' equity, and cash flow for the years then ended (the "**Financial Statements**") have been delivered to Buyer. The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect in the United States from time to time ("**GAAP**"), applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of the Seller and fairly present the financial condition of Seller as of the respective dates they were prepared and the results of the operations of Seller for the periods indicated. The balance sheet of Seller as of September 30, 2025 is referred to herein as its "**Balance Sheet**" and the date thereof as the "**Balance Sheet Date**". Seller maintains a standard system of accounting established and administered in accordance with GAAP.

Section 3.06 Material Contracts.

(a) Section 3.06 of the Disclosure Schedules list each Contract that is material to Seller (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property (as defined in Section 3.07(a)), being "**Material Contracts**"), including the following:

(i) each Contract of Seller involving aggregate consideration in excess of $50,000.00 and which, in each case, cannot be cancelled by Seller without penalty or without more than ninety (90) days' notice;

(ii) all Contracts that provide for the indemnification by Seller of any Person or the assumption of any Tax, environmental, or other Liability of any Person;

(iii) all Contracts relating to Intellectual Property (as defined in Section 3.08(a)), including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv) except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of Seller; and

(v) all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b) Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. The Seller or, nor any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.07Real Property; Title to Assets.

(a) Section 3.07(a) of the Disclosure Schedules lists all real property in which Seller has an ownership or leasehold (or subleasehold) interest (together with all buildings, structures, and improvements located thereon, the "**Real Property**"), including for Real Property that is leased or subleased by Seller and the landlord under the lease. Seller has delivered or made available to Buyer true, correct, and complete copies of all Contracts relating to the Real Property.

(b) Seller has good and valid (and, in the case of owned Real Property, good and indefeasible fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date). All Real Property and such personal property and other assets (including leasehold interests) are free and clear of Encumbrances except for those items set forth in Section 3.07(b) of the Disclosure Schedules.

(c) Except as set forth in Section 3.07(c) of the Disclosure Schedules, Seller is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to possess, lease, occupy, or use any leased Real Property. The use of the Real Property in the conduct of Seller's business does not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or agreement and no material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than Seller.

Section 3.08 Intellectual Property.

(a) "**Intellectual Property**" means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b) Section 3.08 of the Disclosure Schedules lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by Seller (the "**IP Registrations**"). Seller owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of Seller's business as currently conducted (the "**Intellectual Property**"), free and clear of all Encumbrances. All of the Intellectual Property is valid and enforceable, and all IP Registrations are subsisting and in full force and effect. Seller has taken all necessary steps to maintain and enforce the Intellectual Property.

(c) The conduct of Seller's business as currently and formerly conducted has not infringed, misappropriated, or otherwise violated the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, or otherwise violated any Intellectual Property.

Section 3.09 Material Customers and Suppliers.

(a) Section 3.09(a) of the Disclosure Schedules sets forth each customer who has paid aggregate consideration to Seller for goods or services rendered in an amount greater than or equal to $25,000.00 for each of the two most recent fiscal years (collectively, the "**Material Customers**"). Seller has received any notice, or has reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to purchase or use its goods or services or to otherwise terminate or materially reduce its relationship with Seller.

(b) Section 3.09(b) of the Disclosure Schedules sets forth each supplier to whom Seller has paid consideration for goods or services rendered in an amount greater than or equal to $50,000.00 for each of the two most recent fiscal years (collectively, the "**Material Suppliers**"). Seller has received any notice, or has reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to Seller or to otherwise terminate or materially reduce its relationship with Seller.

Section 3.10 Insurance. Section 3.10 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of insurance maintained by Seller or its Affiliates (including Seller) and relating to the assets, business, operations, employees, officers, and sole member of Seller (collectively, the "**Insurance Policies**"). Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to Seller and are sufficient for compliance with all applicable Laws and Contracts to which Seller is a party or by which it is bound. For purposes of this Agreement: (*w*) "**Affiliate**" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (*x*) the term "**control**" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 3.1 Books and Records. The minute books of Seller, all of which are in the possession of Seller and have been made available to Buyer, are complete and correct and contain accurate and complete records of all meetings and actions taken by written consent of the sole member, and no meeting, or action taken by written consent, of such member has been held for which minutes have not been prepared and are not contained in such minute books.

Section 3.12 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 3.13 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, in light of the circumstances in which they are made, not misleading.

Section 3.14 Investment Representations.

(a) *Investment Purpose*. The Seller is being issued the shares of Preferred Stock (the "**Securities**") for its own account and not with a present view towards the public sale or distribution thereof in a manner that would violate the Securities Act, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Seller does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time and in any quantity in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Seller is acquiring the Securities hereunder in the ordinary course of its business. The Seller does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) *Accredited Investor Status*. The Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "**Accredited Investor**").

(c) *Reliance on Exemptions*. The Seller understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Buyer is relying upon the truth and accuracy of, and the Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Securities.

(d) *Information*. The Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Buyer and materials relating to the offer and sale of the Securities which have been requested by the Seller or its advisors. The Seller and its advisors, if any, have been, and for so long as Seller holds the Securities, afforded the opportunity to ask questions of the Buyer and to inspect the Buyer's books and records through review of the Buyer's public filings with the SEC. Seller has fully reviewed and analyzed the Buyer's public filings, including the risk factors and financial statements contained therein. Notwithstanding the foregoing, the Buyer has not disclosed to the Seller any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Seller. The Seller understands that its investment in the Securities involves a significant degree of risk. The Seller is not aware of any facts that may constitute a breach of any of the Buyer's representations and warranties made herein. The Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) *Governmental Review*. The Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) *Transfer or Re-sale*. The Seller understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act., which the Buyer has agreed to file including the Seller as a selling stockholder therein following Closing, (b) the Seller shall have delivered to the Buyer, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Buyer, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("**Rule 144**")) of the Seller who agrees to sell or otherwise transfer the Securities only in accordance with this Agreement and who is an Accredited Investor, (d) the Seller provides the Buyer with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("**Regulation S**"), and the Seller shall have delivered to the

Buyer, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Buyer; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Buyer nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case), except as required hereunder.

(g) *Legends*. The Seller understands that the Note, the Preferred Stock and the conversion Common Stock shares shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT."

The legend set forth above shall be removed and the Buyer shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Buyer with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Buyer so that the sale or transfer is effected. The Seller agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) *Authorization; Enforcement*. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Seller, and this Agreement constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms.

Section 3.15 Platform Compliance and Data Integrity. Seller represents and warrants that the RAEK platform operates in compliance with all applicable federal, state, and international data privacy laws, including but not limited to the California Consumer Privacy Act (CCPA) and General Data Protection Regulation (GDPR) where applicable. All consumer data collected, stored, and processed is obtained through lawful means, with appropriate disclosures and consent mechanisms. No data sets contain personally identifiable information (PII) that violates published Privacy Policy or regulatory standards. Seller further represents that it uses commercially reasonable efforts and industry best practices to ensure the RAEK platform maintains compliance with applicable privacy and data protection laws. Notwithstanding the foregoing, Seller disclaims any liability for how end users of the platform choose to collect, process, or utilize data obtained through the platform. End users remain solely responsible for ensuring their use of the platform and the data complies with all applicable federal, state, and international laws, regulations, and contractual obligations.

Section 3.16 Marketing and Representations. Seller represents and warrants that all marketing materials, website content, and promotional communications accurately describe the platform's capabilities and do not make

unsubstantiated claims regarding identity resolution, consumer targeting, or compliance guarantees. All representations are truthful, non-misleading, and supported by internal documentation or third-party validation.

Section 3.17 Data Licensing and Channel Controls. Seller represents and warrants that all data sources integrated into the RAEK platform are either proprietary or properly licensed, and that no unauthorized third-party data has been ingested, sold, or redistributed. Seller has not knowingly permitted resale or redistribution of platform data through unauthorized brokers, aggregators, or non-compliant channels

Section 3.18 Intellectual Property and Software Ownership. Seller represents and warrants that it owns or has valid rights to all software code, algorithms, trademarks, branding, and proprietary methodologies used in the RAEK platform. No third-party intellectual property rights are being infringed, and all IP registrations (if any) are current, enforceable, and free of encumbrances. All open-source components, if used, are properly licensed and disclosed.

Section 3.19 Security and Breach Disclosure. Seller represents and warrants that RAEK has implemented commercially reasonable security protocols to protect platform integrity and user data. Seller further represents that there have been no material data breaches, unauthorized access incidents, or regulatory enforcement actions related to platform security or consumer privacy.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada. Buyer has full company power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement and each Transaction Document to which Buyer is a party constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. Except as set forth in Section 4.02 of the Disclosure Schedules, the execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, company agreement, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 4.03 Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act. Buyer acknowledges that the Membership Interests are not registered under the Securities Act or any state securities laws and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.05 Issuance of Preferred Stock. The Preferred Stock, and shares of Common Stock underlying the conversion of the Preferred Stock, is or will be newly authorized and issued directly from Buyer from its authorized capital.

ARTICLE V
COVENANTS

Section 5.01 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates and its and their respective directors, managers, shareholder, partners, members, officers, employees, consultants, financial advisors, counsel, accountants, and other agents (collectively, "**Representatives**") to hold, in confidence any and all information, in any form, concerning Seller (including this Agreement), except to the extent that Seller can show that such information: (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates, or their respective Representatives; (b) is lawfully acquired by Seller, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation; or (c) which Seller is lawfully required to disclose in filings with the U.S. Securities and Exchange Commission or under the applicable rules of *The Nasdaq Capital Market*. If Seller or any of its Affiliates or their respective Representatives are otherwise compelled to disclose any information by Governmental Order or Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed, *provided that* Seller shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.02 Further Assurances. Following the Closing, each Party shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 5.03 Registration of Underlying Shares. Buyer shall file a registration statement on Form S-1 with the Securities and Exchange Commission within thirty (30) business days of the execution of this Agreement, registering the resale of the Common Stock underlying the Preferred Stock issued at the Initial Closing. In the event Buyer proposes to file any registration statement under the Securities Act of 1933, as amended, prior to the expiration of such thirty (30) business day period, Buyer shall include the Common Stock underlying the Preferred Stock in such registration statement. Buyer shall use its best efforts to cause any such registration statement to be declared effective as promptly as reasonably practicable and to maintain the effectiveness of such registration for as long as required by applicable law.

Section 5.04 Entire Agreement. This Agreement, including all exhibits hereto, and the LLC Agreement represent the entire agreement between the parties with respect to the purchase of the Units and supersede and replace any and all prior written or oral agreements regarding the subject matter of this Agreement.

ARTICLE VI
TAX MATTERS

Section 6.01 Tax Covenants.

(a) Without the prior written consent of Buyer, Seller shall not, to the extent it may affect or relate to Seller: (i) make, change, or rescind any Tax election; (ii) amend any Tax Return; (iii) take any position on any Tax Return; or (iv) take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or Seller, in respect of any taxable period that begins after the Closing Date or, in respect of any taxable period that begins before and ends after the Closing Date (each such period, a "**Straddle Period**"), the portion of such Straddle Period beginning after the Closing Date.

(b) All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c) Seller shall prepare, or cause to be prepared, all Tax Returns required to be filed by Seller after the Closing Date with respect to any taxable period or portion thereof ending on or before the Closing Date and all Straddle Period Tax Returns. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method.

Section 6.02 Straddle Period. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are allocated to Pre-Closing Tax Periods (as defined in Section 6.04) for purposes of this Agreement shall be: (a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital, or net worth, (ii) imposed in connection with the sale, transfer, or assignment of property, or (iii) required to be withheld, the amount of Taxes which would be payable if the taxable year ended with the Closing Date; and (b) in the case of other Taxes, the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.03 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon Seller shall be terminated as of the Closing Date. After such date none of Seller, Seller, nor any of Seller's Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 6.04 Tax Indemnification.

(a) Solely with respect to all federal Tax, Seller shall indemnify Seller, Buyer, and each Buyer Indemnitee (as defined in Section 7.01) and hold them harmless from and against (a) any loss, damage, liability, deficiency, Action, judgment, interest, award, penalty, fine, cost, or expense of whatever kind (collectively, including reasonable attorneys' fees and the cost of enforcing any right to indemnification under this Agreement, "**Losses**") attributable to any breach of or inaccuracy in any representation or warranty made in this ARTICLE VI; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation in this ARTICLE VI; (c) all Taxes of Seller or relating to the business of Seller for all Pre-Closing Tax Periods (as defined below); (d) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which Seller (or any predecessor of Seller) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state, or local Law; and (e) any and all Taxes of any Person imposed on Seller arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys' and accountants' fees) incurred in connection therewith, Seller shall reimburse Buyer for any Taxes of Seller that are the responsibility of Seller pursuant to this Section 6.04 within ten business days after payment of such Taxes by Buyer or Seller. For purposes of this Agreement, a "**Pre-Closing Tax Period**" means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

(b) Solely with respect to all state and local Tax, Buyer shall indemnify each Seller and each Seller Indemnitee (as defined in Section 7.01) and hold them harmless from and against (a) any Losses attributable to any Company; (b) all Taxes of Seller or relating to the business of Seller for all Pre-Closing Tax Periods (as defined below); (c) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which Seller (or any predecessor of Seller) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state, or local Law; and (d) any and all Taxes of any Person imposed on Seller arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys' and accountants' fees) incurred in connection therewith, Buyer shall reimburse Seller for any Taxes of Seller that are the responsibility of Buyer pursuant to this Section 6.04(a) within ten business days after payment of such Taxes by Seller or Seller.

Section 6.05 Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VI or in connection with any audit or other proceeding in respect of Taxes of Seller,

including providing copies of relevant Tax Returns and accompanying documents. Each of Seller and Buyer shall retain all Tax Returns and other documents in its possession relating to Tax matters of Seller for any Pre-Closing Tax Period (collectively, "**Tax Records**") until the expiration of the statute of limitations of the taxable periods to which such Tax Records relate.

Section 6.06 Tax Treatment. Seller and Buyer agree that the transaction contemplated hereby will be treated for U.S. federal income Tax purposes and applicable state income Tax purposes as a taxable sale by Seller and a purchase by Buyer of the assets of Seller.

Section 6.07 Tax Allocation. Seller and Buyer agree that the Final Purchase Price shall be allocated among the assets of Seller for U.S. federal and applicable state and local income tax purposes in a manner consistent with Sections 338 and 1060 of the Code and the regulations thereunder.[1]

Section 6.08 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus ninety (90) days.

Section 6.09 No Other Representations; Non-Reliance. Buyer (for itself and on behalf of its Affiliates (including, following the Closing, the Buyer Indemnitees) and their respective equityholders, officers, directors, managers, employees, agents, partners, members, counsel, accountants, financial advisors, engineers, consultants, other advisors, successors and assigns) has conducted an independent investigation, verification, review and analysis of the business, operations, assets, Liabilities, results of operations, financial condition, technology and prospects of the Companies, and Buyer, its Affiliates and their advisors and Representatives have had access to the personnel, properties, premises and records of the Seller and the Companies for such purpose. In entering into this Agreement, Buyer stipulates and agrees that they have relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of Seller, any Company, or Seller's employees, directors, managers, equityholders, officers, Representatives or any other Person other than the representations and warranties specifically set forth in this Agreement in (in each case, as modified by the Disclosure Schedules and the Vivakor SEC Filings) and: (a) specifically acknowledges that Seller nor Seller or any other Person is making and has not made any other representation or warranty, expressed or implied, at law or in equity, in respect of Seller, any Company or any Company's businesses, assets, risks and other incidents of the Company, Liabilities, operations, prospects or condition (financial or otherwise) including with respect to merchantability or fitness for any particular purpose of any assets and whether either Company possess sufficient real property or personal property to operate their businesses, the prospects of the business, the nature or extent of any Liabilities, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Companies furnished to Buyer or its Affiliates or their advisors or Representatives or made available to Buyer, its Affiliates or their advisors or Representatives in any data rooms, management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby; (b) specifically disclaims any obligation or duty by any Company, Seller or any of their Affiliates or any other Person to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in ARTICLE III; and (c) specifically acknowledges Buyer is entering into this Agreement and acquiring the Companies subject only to the specific representations and warranties specifically set forth in this Agreement in ARTICLE III.

ARTICLE VII
INDEMNIFICATION

Section 7.01 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VII, Seller shall indemnify and defend each of Buyer and its Affiliates (including Seller) and their respective Representatives (collectively, the "**Buyer Indemnitees**") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or the other Transaction Documents, including claims for Fraud; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the other Transaction Documents.

Section 7.02 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the "**Seller Indemnitees**") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or the other Transaction Documents, including claims for Fraud;

(b) excluding such matters as Seller is required to indemnify Buyer Indemnitees for pursuant to Section 7.01, any action, suit, claim, proceeding, damages, fines, fees, penalties, reasonable attorneys' fees, and costs of court arising out of or relating to the obligations or operations of Seller;

(c) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 7.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the "**Indemnified Party**") shall promptly provide written notice of such claim to the other Party (the "**Indemnifying Party**"). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 7.04 Survival. Subject to the limitations and other provisions of this Agreement, all representations and warranties contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date; *provided, however*, that the representations and warranties in (a) Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.13, Section 4.01, and Section 4.04 shall survive indefinitely; and (b) ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus ninety (90) days. Subject to ARTICLE VI, all covenants and agreements of the Parties contained herein shall survive the Closing indefinitely unless another period is explicitly specified herein. Notwithstanding the foregoing, any claims which are timely asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 7.05 Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event, or proceeding in respect of Taxes of Seller (including, but not limited to, any such claim in respect of a breach of the representations and warranties in ARTICLE III hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking, or obligation in ARTICLE VI) shall be governed exclusively by ARTICLE VI hereof.

Section 7.06 Exclusive Remedies.

(a) Subject to this ARTICLE VI, the Parties acknowledge and agree that, from and after Closing, their sole and exclusive remedy with respect to any and all claims, losses, or damages for any breach of any

representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement (including claims for Fraud), shall be pursuant to the indemnification provisions set forth in this ARTICLE VII. The Parties stipulate and agree that all damages suffered by one Party or another hereunder as a result of any breach of this Agreement, including claims for Fraud, shall be paid in Series A Stock, as limited by the terms of this Agreement.

(b) Each of the Parties acknowledge that, subject to any rights they may have hereunder to seek and obtain specific performance or other express injunctive remedies, following the Closing, the payment of Series A Stock, as limited by the terms of this Agreement, shall be adequate compensation for the breach of any representation, warranty, covenant, obligation or agreement contained herein or for any other claim arising in connection with or with respect to the Transactions. As such, each of the Parties waive any right to rescind this Agreement or any of the Transactions subsequent to the Closing.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 8.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller:	Raek Data, LLC. 21950 E Country Vista Drive, Unit 400 Liberty Lake, WA 99019 Attn: Cory Crapes
If to Buyer:	American Rebel Holdings, Inc. 5115 Maryland Way, Suite 303 Brentwood, Tennessee 37027 Attn: Charles A. Ross
With a copy to :	DeMint Law, PLLC 3753 Howard Hughes Pkwy Second Floor Suite 314 Las Vegas, NV 89169 Attn: Anthony N. DeMint, Esq.

Section 8.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 8.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 8.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 8.08 Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated Nevada or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Nevada in each case located in the City of Las Vegas and County of Clark, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 8.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.10 Company Privilege. Each of the Parties irrevocably acknowledges and agrees that, from and after the Closing, the attorney-client privilege arising from communications prior to the Closing between any one or more of the Seller Indemnitees and the Sellers and the Companies (which, for the avoidance of doubt, includes for purposes hereof any Representatives of the Sellers and the Companies), on the one hand, and their attorneys, on the other hand, to the extent relating to the negotiation, documentation and consummation of this Agreement or the Transaction Documents, shall be excluded from all property, rights, privileges, powers, franchises, and other interests held by any Buyer Indemnitees, that such attorney-client privilege shall be deemed held solely by the Seller Indemnitees, and that no Seller Indemnitee shall have any right to assert, waive, or otherwise alter any such attorney-client privilege at any time after the Closing. All communications between the Seller Indemnitees or the Companies, on the one hand, and their attorneys, on the other hand, relating to the negotiation, documentation, and consummation of this Agreement and the Transaction Documents shall be deemed to be privileged and to belong solely to the Seller Indemnitees (and not Buyer Indemnitees). The Buyer Indemnitees, to the fullest extent allowed by Law, agree that no waiver of any privilege or right of the Seller Indemnitees is intended or will be claimed by any Buyer Indemnitees as a result of any communications, files, records, or other documents being maintained within the records or files, of any Companies or otherwise in any Buyer Indemnitees' possession or control.

[*signature page follows*]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Seller:

RAEK Data, LLC

By Cory Crapes

Name: Cory Crapes

Title: Co - Founder

Buyer:

American Rebel Holdings, Inc.

By

Name: Charles A. Ross, Jr.

Title: CEO

Exhibit A

RAEK Data, LLC		
Members	Units	% Ownership
Cory Crapes	1,000,000	37.7661%
Ryan Pool	1,000,000	37.7661%
Michael Varnadore	150,064	5.6673%
Mitch Barham	122,587	4.6296%
AltoIRA (Kristi Marshall)	112,247	4.2391%
Wil Ralston	73,552	2.7778%
Charlie Perez	45,064	1.7019%
Kerry Lucasse	42,521	1.6059%
Chris Barnes	42,311	1.5979%
Overstreet Family Trust (Chip Overstreet)	22,961	0.8671%
Telford Enterprises (Ian Marshall)	21,261	0.8029%
Carl Francis Nestor Vicki Dee Nestor	15,308	0.5781%
Total Units	**2,647,876**	

Exhibit B

Exhibit C

Exhibit D

Exhibit E

Exhibit F

Exhibit G

Audit trail

Details

FILE NAME	AREB-RAEK DATA_$1.5M_Series D_Lead Investor_Minority Interest Purchase Agr.-09.30.25FINAL.pdf - 9/30/25, 10:27 PM
STATUS	Signed
STATUS TIMESTAMP	2025/10/01 05:30:08 UTC

Activity

SENT	wil@raekdata.com **sent** a signature request to: • Cory Crapes (cory@raekdata.com)	2025/10/01 05:27:32 UTC
SIGNED	**Signed** by Cory Crapes (cory@raekdata.com)	2025/10/01 05:30:08 UTC
COMPLETED	This document has been signed by all signers and is **complete**	2025/10/01 05:30:08 UTC

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